Exhibit 10.2

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 11, 2015 (this “Agreement”), is entered into by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), FARM CREDIT SERVICES OF AMERICA, FLCA, a federally-chartered instrumentality of the United States (“Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”), in its capacity as Cash Management Provider and Agent. Capitalized terms not defined herein shall have the meanings set forth in the Existing Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and CoBank are parties to a Credit Agreement dated as of June 24, 2014 and Amendment No. 1 to Credit Agreement dated as of February 11, 2015 (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Existing Credit Agreement”), and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and

WHEREAS, Lender and CoBank are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1	Definitions.

1.1          Certain Definitions. The following terms when used in the Agreement shall have the following meanings:

“Agreement” is defined in the preamble to this Agreement.

“CoBank” is defined in the preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Effective Date” is defined in Article 4.

“Existing Credit Agreement” is defined in the first recital to this Agreement.

“Lender” is defined in the preamble to this Agreement.

1.2           Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE 2	Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

2.1           Amendment to Section 7.1 of the Existing Credit Agreement.  Section 7.1 of the Existing Credit Agreement is hereby amended by deleting Section 7.1 in its entirety and substituting the following Section 7.1 in its place:

“7.1         Indebtedness.  The Company shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, except for the following referred to as “Permitted Indebtedness”:

(a)           Indebtedness of the Company under the Loan Documents;

(b)           Any Interest Rate Hedge utilized solely for hedging interest rate risks (and not in any event for speculative purposes) provided by any Lending Party;

(c)           Other Indebtedness of the Company not otherwise permitted under this Section 7.1 in an aggregate principal amount outstanding at any time not to exceed $1,000,000 (less the current balance of the Indebtedness of the Company set forth on the attached Schedule 7.1(e));

(d)           [Intentionally Omitted]; and

(e)           Existing Indebtedness of the Company set forth on the attached Schedule 7.1(e).”

2.2          Amendment to Section 7.2 of the Existing Credit Agreement. Section 7.2 of the Existing Credit Agreement is hereby amended by deleting Section 7.2 in its entirety and substituting the following Section 7.2 in its place:

“7.2         Liens.  The Company shall not, and shall not permit any Subsidiary to, at any time create, incur, assume, or suffer to exist any Liens on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for the following referred to collectively as “Permitted Liens”:

(a)       Liens for Taxes incurred that are not yet due and payable and for which adequate reserves have been established;

(b)      Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, and good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, and Liens of a collecting bank arising in the ordinary course of business under Section 4‑210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(c)      Liens of mechanics, material suppliers, warehouses, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default and for which adequate reserves have been established;

(d)      Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(e)       Liens in favor of Agent for the benefit of the Lending Parties or any of their Affiliates securing any of the Obligations;

(f)        Liens securing the Indebtedness permitted under Section 7.1(c);

(g)      Lender’s statutory Lien in the Lender Equities;

(h)      Liens, claims, or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits (y) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (z) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of the Company to perform its Obligations hereunder or under the other Loan Documents; and

(i)        Existing Liens set forth on the attached Schedule 7.2(j).

(j)        Liens on the FCL Storage Bins securing the obligations of the Company under the FCL Operating Lease.

(k)      Liens on the Real Property Collateral securing the obligations of the Company under the FCL Operating Lease; provided, that any such Liens are and remain at all times subordinate to Lender’s Lien position on the Real Property Collateral.”

2.3           Amendment to Section 7.7 of the Existing Credit Agreement. Section 7.7 of the Existing Credit Agreement is hereby amended by deleting Section 7.7 in its entirety and substituting the following Section 7.7 in its place:

“7.7         Dividends and Related Distributions.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable by the Company to its members holding limited liability company interests with respect to any fiscal year of the Company; provided, that (i) the aggregate amount of such payments with respect to any fiscal year of the Company does not exceed 60% of the net income of the Company for such fiscal year, (ii) the Company has delivered its audited financial statements for such fiscal year to Agent in accordance with Section 6.1(b) and (iii) no Event of Default or Default has occurred or would result therefrom.

(b)           Notwithstanding the restrictions set forth in Section 7.7(a), SIRE DISC, Inc. shall be permitted to make or pay dividends or other distributions to the Company.”

2.4           Amendment to Section 7.15 of the Existing Credit Agreement. Section 7.15 of the Existing Credit Agreement is hereby amended by deleting Section 7.15 in its entirety and substituting the following Section 7.15 in its place:

“7.15       Operating Leases.  The Company and its Subsidiaries shall not make any payments in any fiscal year on account of Operating Leases exceeding $750,000 in the aggregate (other than (a) payments pursuant to leases for rail cars and (b) payments pursuant to Operating Leases entered into with FCL (including the FCL Operating Lease)).  The Company and its Subsidiaries shall not enter into or otherwise become a party to any Operating Leases for rail cars which provide for a remaining lease term (whether initially or through extension) of over 60 months (other than Operating Leases for up to 625 rail cars).”

2.5           Amendment to Annex A of the Existing Credit Agreement.  Annex A of the Existing Credit Agreement is hereby amended by adding the following defined terms in their entirety to Annex A:

““FCL” means Farm Credit Leasing Services Corporation, a federally chartered corporation.”

““FCL Operating Lease” means that certain operating lease arrangement to be entered into whereby FCL shall lease the FCL Storage Bins to the Company; provided, that (a) the term of such lease does not exceed seven (7) years and (b) the obligations of the Company under such lease do not exceed $4,750,000.”

““FCL Storage Bins” means the two (2) 500,000 bushel grain storage bins and related grain handling equipment, to be (a) constructed on the Real Property Collateral in 2015, (b) owned by FCL and (c) leased to the Company pursuant to the FCL Operating Lease.”

2.6           Amendment to Annex A of the Existing Credit Agreement.  Annex A of the Existing Credit Agreement is hereby amended by removing the definition of “Subordinated Debt” in its entirety.

ARTICLE 3	Representations and Warranties.

In order to induce Lender and CoBank to make the amendments provided for in Article 2, the Company hereby (a) represents and warrants that (i) each of the representations and warranties of the Company contained in the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, the Company hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to Lender and CoBank in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all Collateral in favor of Lender and CoBank continues unimpaired and in full force and effect, and (y) waives all defense, claims, counterclaims, rights of recoupment or set-off against any of its obligations.

ARTICLE 4	Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when the following conditions have been satisfied:

4.1           Representations and Warranties. The representations and warranties made by the Company pursuant to Article 3 as of the Effective Date shall be true and correct.

4.2           Other Requests. CoBank shall have received such other certificates, instruments, documents, agreements, information and reports as may be requested by CoBank, in form and substance satisfactory to CoBank.

4.3           Closing Fee. CoBank shall have received a non-refundable closing fee of $7,500 for the benefit of CoBank.

ARTICLE 5	Miscellaneous.

5.1           Loan Document Pursuant to Existing Credit Agreement. This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended an otherwise unmodified an in full force and effect.

5.2           Limitation of Amendments.The amendments set forth in Article 2 shall be limited precisely as provide for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or any term of provision of any other Loan Document or of any transaction or further or future action on the part of the Company which would require the consent of CoBank under the Existing Credit Agreement or any other Loan Document.

5.3           Incorporation of Existing Credit Agreement Provisions. The provisions of Article 11 of the Existing Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Name: Brian T. Cahill
Title: President and Chief Executive Officer

Notice Address for the Company:

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503
Attention: Brett Frevert
Fax No.: (712) 366-0394
Email Address: Brett.Frevert@sireethanol.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Rob Durre
Name: Rob Durre
Title: VP-Commercial Lender

Notice Address for the Company:

Farm Credit Services of America, FLCA
5015 S. 118th Street
Omaha, Nebraska 68137
Attention: Agribusiness Finance
Fax No.: (402) 661-3669
Email Address: frahmk@fcsamerica.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

CASH MANAGEMENT PROVIDER AND AGENT:

COBANK, ACB

By:	/s/ Mark Shillingford
Name: Mark Shillingford
Title: Assistant Corporate Secretary

Notice Address for CoBank:

For general correspondence purposes:
P.O. Box 5110
Denver, Colorado 80217-5110

For direct delivery purposes:
5500 South Quebec Street
Greenwood Village, Colorado 80111-1914

Attention: Credit Information Services
Fax No.: (303) 224-6101
Email Address: MB_credit_info_svc@CoBank.com

[GUARANTOR’S CONSENT PAGE TO CREDIT AGREEMENT AMENDMENT]

GUARANTOR’S CONSENT

The undersigned SIRE DISC, INC., an Iowa corporation (the “Guarantor”), hereby (a) consents to this Agreement and the transactions contemplated hereby, (b) reaffirms its obligations under that certain Continuing Guarantee dated February 11, 2015 by Guarantor in favor of CoBank, for the benefit of the Lending Parties (the “Continuing Guarantee”), including, without limitation, the unconditional guarantee to CoBank, for the benefit of the Lending Parties, of the full and prompt payment of the Indebtedness (as defined in the Continuing Guarantee), whether now existing or hereafter arising, and (c) represents and warrants that (i) the Continuing Guarantee continues to constitute the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, (ii) there exists no Event of Default or Default and (iii) there are no, and shall not be any, defenses to or counterclaims or rights of set-off against any of CoBank’s or the Lending Parties’ rights under the Continuing Guarantee.

SIRE DISC, INC.

By:	/s/ Brian T. Cahill
Name: Brian T. Cahill
Title: President